Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: January 22, 2014	Charles N. Funk	Gary J. Ortale
	President & CEO	EVP & CFO
	319.356.5800	319.356.5800

HEIDEN TO JOIN MIDWESTONE FINANCIAL GROUP AND BANK BOARDS

Iowa City, IA (January 22, 2014) -- Patricia A. Heiden, executive director of Oaknoll Retirement Residence, was appointed as a member of the Board of Directors of MidWestOne Financial Group, Inc. and MidWestOne Bank, on January 21, 2014. Heiden’s appointment will be effective following the Company’s 2014 annual meeting of shareholders.
“We are thrilled that Pat accepted our invitation,” said Charles N. Funk, President and CEO of MidWestOne Financial Group. “She brings passion and knowledge of our community to our boards, in addition to her successful business background.”
Heiden has been at Oaknoll for 34 years and Executive Director since 1995. Oaknoll is a not-for-profit continuing care retirement community in Iowa City. Heiden received her Master of Health Services Administration degree from St. Joseph’s College in Windham, Maine, and Bachelor of Arts degree from the University of Iowa. She is a licensed nursing home administrator by the State of Iowa. Heiden has been involved with numerous non-profit boards including the United Way of Johnson and Washington Counties, ICCSD Foundation, Iowa City Area Chamber of Commerce, Iowa City Hospice, Riverside Theatre Board, Altrusa International, and Noon Rotary of Iowa City.
“I look forward to joining the MidWestOne board,” said Heiden. “I’ve long been a fan of the company and its people. It is a community bank whose heart is in the community. For me, this is an excellent opportunity to make a difference.”
-end-

About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company's bank subsidiary, MidWestOne Bank, is also headquartered in Iowa City. MidWestOne Bank has office locations in Belle Plaine, Burlington, Cedar Falls, Conrad, Coralville, Davenport, Fairfield, Fort Madison, Melbourne, North English, North Liberty, Oskaloosa, Ottumwa, Parkersburg, Pella, Sigourney, Waterloo and West Liberty, Iowa. MidWestOne Insurance Services, Inc. provides personal and business insurance services in Pella, Melbourne and Oskaloosa, Iowa.
Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or

Exhibit 99.1

that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.